UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PREFERRED APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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	1.	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

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	2.	Form, Schedule or Registration Statement No.:
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Explanatory Note

On March 17, 2020, Preferred Apartment Communities, Inc. (the "Company") filed a definitive proxy statement (the "Proxy Statement") with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on May 7, 2020.

The Proxy Statement contained an inadvertent error in Item 1 of the "Items of Business" in the "Notice of 2020 Annual Meeting of Stockholders." The below section amends, replaces and corrects this Item 1 as contained in the Proxy Statement:

1) To elect eight directors to serve until the annual meeting of stockholders in 2021.

In addition, the Proxy Statement contained a similar inadvertent error in the Section "ABOUT THE PROXY STATEMENT" in the first bulleted item under the sub-heading "What is the purpose of the Annual Meeting?". The below section amends, replaces and corrects the first bullet under the sub-heading "What is the purpose of the Annual Meeting?":

•	Election of eight directors nominated by our Board of Directors (the "Board") and listed in this Proxy Statement to serve until the annual meeting of stockholders in 2021;

Both of these errors were corrected in the proxy statements that will be mailed to the Company’s stockholders and in the proxy statement posted on the Company's website. Other than as set forth above, there are no other revisions to the Proxy Statement filed on March 17, 2020.